As filed with the Securities and Exchange Commission on September 24, 2021

Registration No.  333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

CLEARONE, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	87-0398877
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

5225 Wiley Post Way

Suite 500

Salt Lake City, Utah 84116

(801) 975-7200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Zeynep Hakimoglu

President and Chief Executive Officer

ClearOne, Inc.

5225 Wiley Post Way, Suite 500

Salt Lake City, Utah 84116

(801) 975-7200

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Michael Dunn, Esq.

Seyfarth Shaw LLP

700 Milam Street, Suite 1400

Houston, TX 77002

(713) 238-1817

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act of 1933, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act of 1933, check the following box.  ☐

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☒ Emerging growth company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered (1)	Proposed Maximum Offering Price Per Security(2)(3)	Proposed Maximum Aggregate Offering Price(2)(3)	Amount of Registration Fee(2)(3)
Common Stock ($0.001 par value)(1)(2):	7,246,378	$2.48	$17,971,017.44	$1,960.64

(1)

This Registration Statement registers the resale of 3,623,189 issued and outstanding shares of common stock of ClearOne, Inc. (the “Company”) and up to 3,623,189 additional shares of common stock of the Company issuable upon exercise of issued and outstanding warrants issued on September 15, 2021 in a private placement exemption from registration pursuant to Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder. This Registration Statement also relates to such additional securities (i) to be offered or issued in connection with any provision of any securities purported to be registered hereby to be offered pursuant to terms which provide for a change in the amount of securities being offered or issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions and (ii) of the same class as the securities covered by this Registration Statement issued or issuable prior to completion of the distribution of the securities covered by this Registration Statement as a result of a split of, or a stock dividend on, the registered securities.

(2)	In U.S. dollars or the equivalent thereof denominated in one or more foreign currencies or units of two or more foreign currencies or composite currencies.
(3)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act. The price per share and aggregate offering price are based on the average of the high and low sales prices of the common stock on September 17, 2021, as reported on The NASDAQ Capital Market.

We hereby amend this registration statement (the “Registration Statement”) on such date or dates as may be necessary to delay its effective date until we shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not a solicitation of offers to buy these securities in any jurisdiction where such offer or sale is not permitted.

Subject to Completion, Dated September 24, 2021

PROSPECTUS

CLEARONE, INC.

7,246,378 Shares of Common Stock

This prospectus relates to the possible resale, from time to time, by the selling stockholders identified in this prospectus of up to 7,246,378 shares of our common stock, par value $0.001 per share, initially issued in a private placement transaction.  3,623,189 of the shares offered by this prospectus are issuable upon exercise of outstanding common stock warrants with an initial exercise price of $2.64 per share.

The selling stockholders may offer the shares from time to time as such selling stockholders may determine through public or private transactions or through other means described in the section entitled “Plan of Distribution” or a supplement to this prospectus. The selling stockholders also may sell shares under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus.

The registration of these shares does not necessarily mean that the selling stockholders will sell any of their shares or exercise their warrants. We are not offering for sale any shares of our common stock pursuant to this prospectus. We will not receive any cash proceeds from the sale of any of our shares of common stock by the selling stockholder, but we have agreed to pay certain registration expenses.

Our common stock is listed on The NASDAQ Capital Market under the symbol “CLRO.” The closing price of our common stock as reported on The NASDAQ Capital Market on September 23, 2021 was $2.45 per share.

You should carefully read and consider the risk factors beginning on page 4 of this prospectus and under Part I, Item 1A contained in our most recent Annual Report on Form 10-K for risks relating to investments in our securities, as such risk factors may be supplemented or amended from time to time under Part II, Item 1A of our Quarterly Reports on Form 10-Q.

Our mailing address and telephone number are:

5225 Wiley Post Way

Suite 500

Salt Lake City, Utah 84116

(801) 975-7200

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or completeness of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2021

ABOUT THIS PROSPECTUS

In considering any decision regarding an investment in the shares which are the subject of this prospectus, you should rely only upon the information contained in this prospectus and the information that we incorporate by reference into this prospectus. We have not authorized any persons to provide you with information which is different from the information contained in this prospectus or the information that we incorporate by reference into this prospectus. We take no responsibility for and can provide no assurances as to the reliability of, any other information that you may obtain from other sources. The information contained in this prospectus is accurate only as of the date on the front cover of this prospectus. Any and all information that we incorporate by reference is accurate only as of the date of the referenced document so incorporated.

This prospectus is an offer to sell only the securities that are offered hereby, and only where it is lawful to do so. This prospectus does not offer to sell, or ask for offers to buy, any shares of our common stock in any state or jurisdiction (within or outside the United States) where it would not be lawful or where the person making the offer is not qualified to do so.

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the "SEC"). Please carefully read both this entire prospectus together with all information that we incorporate by reference. See the section of this prospectus under the caption: "Incorporation of Certain Information by Reference."

Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus to "ClearOne," "CLRO," "the Company," "we," "us," "our," and similar references refer to ClearOne, Inc. and its subsidiaries.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we incorporate by reference into this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), about the Company and its subsidiaries. We intend the coverage of our forward-looking statements to be within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact, and can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "could," "should," "projects," "plans," "goal," "targets," "potential," "estimates," "pro forma," "seeks," "intends," or "anticipates" or the negative form of these terms or comparable qualifying words. The basis for our forward-looking statements includes our current expectations and a number of known and unknown risks and uncertainties that could cause actual outcomes to differ materially from our forward-looking statements. We caution readers not to place undue reliance on our forward-looking statements. In light of inherent uncertainties in forward-looking statements, the reader should not interpret inclusion of these statements as any representation by us or any other person that we will achieve or accomplish any of the matters expressed within the scope of any of our forward-looking statements. We assume no obligation to publicly update or revise our forward-looking statements or to advise of any changes regarding the basis of our assumptions and other factors relating to the forward-looking statements.

For further information on factors which could impact us and the statements contained herein, see the “Risk Factors” under Part I, Item 1A in our most recent Annual Report on Form 10-K for risks relating to investments in our securities, as such risk factors may be supplemented or amended from time to time under Part II, Item 1A of our Quarterly Reports on Form 10-Q.  We assume no obligation to update and supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

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WHERE YOU CAN FIND MORE INFORMATION

We are an SEC reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the Common Stock being offered under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities being offered under this prospectus, we refer you to the complete registration statement and the exhibits and schedules filed as a part of the registration statement. You may read and copy the registration statement, as well as our reports, proxy statements and other information, at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The SEC's Internet site can be found at http://www.sec.gov. You can also obtain copies of materials we file with the SEC from our Internet website found at http://www.clearone.com/. The information contained in our website is not a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The documents incorporated by reference into this prospectus contain important information that you should read about us. The following documents are incorporated by reference into this prospectus:

(a)	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC on March 31, 2021;
(b)	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2021 and June 30, 2021, as filed with the SEC on May 13, 2021 and August 10, 2021, respectively;
(c)

our Current Reports on Form 8-K, as filed with the SEC on January 5, 2021 (Item 5.07), June 3, 2021 (Item 8.01), July 9, 2021 (Items 1.01, 2.03 and 9.01), August 24, 2021 (Items 5.07 and 9.01), and September 13, 2021 (Items 1.01, 3.02 and 9.01);

(d)	our definitive proxy statement on Schedule 14A as filed with the SEC on July 16, 2021; and
(e)	the description of our common stock set forth in our definitive proxy statement on Schedule 14A as filed with the SEC on September 24, 2018.

All documents subsequently filed by us (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, including those made after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the Common Stock made by this prospectus, are deemed to be incorporated by reference into this prospectus. Such future filings will become a part of this prospectus from the respective dates that such documents are filed with the SEC.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that such statement contained herein or in any other subsequently filed document, which is also incorporated or deemed to be incorporated herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

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The documents incorporated by reference into this prospectus are also available on our corporate website at http://www.clearone.com under the heading "Investor Relations." Information contained on, or that can be accessed through, our website is not part of this prospectus, and you should not consider information on our website to be part of this report unless specifically incorporated herein by reference You may obtain copies of any or all of the documents incorporated by reference in this prospectus from us free of charge by requesting them in writing or by telephone at the following address:

ClearOne, Inc.
5225 Wiley Post Way, Suite 500
Salt Lake City, UT 84116
(801-975-7200

INFORMATION ABOUT THE COMPANY

We were incorporated in Utah in 1983 and reincorporated in Delaware on October 25, 2018. The Company is headquartered in Salt Lake City, Utah. The Company has other locations in Gainesville, Florida; Austin, Texas; Zaragoza, Spain; Chennai, India; and Dubai, United Arab Emirates.

We have been a global market leader enabling conferencing, collaboration, and network streaming solutions. We design, develop and sell conferencing, collaboration and network streaming solutions for voice and visual communications. The performance and simplicity of our advanced comprehensive solutions offer unprecedented levels of functionality, reliability and scalability.

Our comprehensive line of high-quality conferencing and collaboration products are targeted for large, medium and small businesses, as well as for personal use. We have been a global market leader in the installed professional audio conferencing market, where our products are used in numerous industries such as enterprise, healthcare, education, government, legal and finance.

We have an established history of product innovation and plan to continue to apply our expertise in audio, video and networked AV to design, develop and introduce innovative new products and enhance our existing products. Our end-users range from some of the world’s largest and most prestigious companies and institutions to small and medium-sized businesses, higher education and government organizations, as well as individual consumers. We sell our commercial products to these end-users through a global network of independent distributors who, in turn, sell our products to dealers, systems integrators and other value-added resellers. We also sell directly to dealers, systems integrators and other value-added resellers. Our solutions save end-users time and money by creating a natural environment for collaboration and communication. Our partners, who are involved in system integration are benefitted with simpler project design and support costs with our products designed and built to work with each other seamlessly.

Additional information about the Company can be found in our periodic and current reports that we file with the SEC.  See “Where You Can Find More Information” and “Incorporation of Certain Information By Reference.”

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RISK FACTORS

An investment in our securities involves risks. We urge you to consider carefully the risks identified under “Item IA. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 31, 2021, which report is incorporated by reference in this prospectus, as such information may be amended, supplemented or superseded from time to time by other reports that we subsequently file with the SEC, as well as the additional risk factor set forth below.

As a result of Edward D. Bagley’s significant share ownership position in the Company, he is able to influence corporate matters.

Based solely on filings by Edward D. Bagley under Regulation 13D and Section 16 of the Exchange Act, Mr. Bagley beneficially owns approximately 37.4% of our outstanding shares of common stock.  Pursuant to the Note Purchase Agreement, dated December 8, 2019, by and between Mr. Bagley and the Company, Mr. Bagley also has a security interest in substantially all of the assets of the Company as well as certain observer rights with respect to meetings of our board of directors.  In addition, Mr. Bagley’s daughter, Lisa Higley, is a member of our board of directors.  Based on Mr. Bagley’s significant share ownership, as well as his security interests in substantially all of our assets, Mr. Bagley will be able to significantly influence who serves on our board of directors and the outcome of matters required to be submitted to our stockholders for approval, including, without limitation, decisions relating to the outcome of any proposed merger or consolidation of our company and Mr. Bagley’s significant interest in us may discourage third parties from seeking to acquire control of us, which may adversely affect the market price of our common stock. In addition, based solely on filings by other members of Mr. Bagley’s family and their family trusts under Regulation 13D and Section 16 of the Exchange Act, such family members and their family trusts collectively beneficially own an additional 17.3% of our outstanding shares of common stock, however, Mr. Bagley asserts he does not have control over and disclaims beneficial ownership of such shares. Mr. Bagley’s interests and the interests of his family and their family trusts may not be consistent with those of our other stockholders.

Investors may suffer additional dilution as a result of future financing transactions.

If we issue additional common stock, or securities convertible into or exchangeable or exercisable for common stock, our stockholders may experience additional dilution. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders.

 The issuance of additional common stock may negatively impact the trading price of our common stock.

We have issued equity securities in the past, will issue equity securities in this offering and may continue to issue equity securities to finance our activities in the future. In addition, outstanding options and warrants to purchase our common stock may be exercised, outstanding secured convertible notes may be converted to shares of our common stock, and additional options and warrants may be issued, resulting in the issuance of additional shares of common stock. The issuance by us of additional shares of common stock would result in dilution to our stockholders, and even the perception that such an issuance may occur could have a negative impact on the trading price of our common stock.

The market price of our common stock is volatile, and the value of your investment could decline significantly.

The trading price for our common stock has been, and we expect it to continue to be, volatile.  The price at which our common stock trades depends upon a number of factors, including our historical and anticipated operating results, our financial situation, announcements of technological innovations or new products by us or our competitors, our ability or inability to continue the listing of our common stock on a national securities exchange, our ability or inability to raise the additional capital we may need and the terms on which we raise it, and general market and economic conditions, some of which are beyond our control.  These broad market fluctuations may lower the market price of our common stock and affect the volume of trading in our stock.

Because we do not intend to pay dividends on our common stock, stockholders will benefit from an investment in our stock only if it appreciates in value.

We currently intend to retain all future earnings, if any, for use in the operations and expansion of the business. As a result, we do not anticipate paying cash dividends in the foreseeable future. Any future determination as to the declaration and payment of cash dividends will be at the discretion of our board of directors and will depend on factors the board of directors deems relevant, including among others, our results of operations, financial condition and cash requirements, business prospects, and the terms of our secured convertible notes and other financing arrangements. Accordingly, realization of a gain on stockholders’ investments will depend on the appreciation of the price of our stock. There is no guarantee that our stock will appreciate in value.

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USE OF PROCEEDS

We will not receive any cash proceeds from the sale of shares of our common stock by the selling stockholders pursuant to this prospectus. The selling stockholders will bear any underwriting commissions and discounts attributable to their sales of shares of our common stock.

SELLING STOCKHOLDERS

On September 12, 2021, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the selling stockholders identified in the table below (the “Selling Stockholders”) pursuant to which the Company issued and sold 3,623,189 shares (the “Primary Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and warrants (the “Warrants”) to purchase up to 3,623,189 (the “Warrant Shares”) shares of Common Stock (the “Offering”).  The purchase price for one share of Common Stock and one Warrant was $2.76. The Primary Shares, Warrants and Warrant Shares were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act, and Rule 506(b) promulgated thereunder. On September 15, 2021, the Company completed the issuance and sale of the Primary Shares and Warrants to the Selling Stockholders.

The Warrants have an initial exercise price equal to $2.64, and will be exercisable until March 15, 2027.  The Warrants must be exercised for cash, unless at the time of exercise there is not a then effective registration statement for the resale of the Warrant Shares, in which case the Warrants may be exercised via a cashless exercise feature that provides for net settlement of the shares of Common Stock issuable upon exercise.

The Common Stock being offered by the Selling Stockholders are those Primary Shares previously issued to the Selling Stockholders, and those Warrant Shares issuable to the Selling Stockholders, upon exercise of the Warrants.  We are registering the Primary Shares and Warrant Shares in order to permit the Selling Stockholders to offer those shares of Common Stock for resale from time to time.  Except for the ownership of the Primary Shares and the Warrants, the Selling Stockholders have not had any material relationship with us within the past three years.

The table below lists the Selling Stockholders and other information regarding the beneficial ownership of our shares of Common Stock by each of the Selling Stockholders.  The second column lists the number of shares of our Common Stock beneficially owned by each Selling Stockholder, based on its ownership of the Primary Shares and Warrants, as of September 15, 2021, assuming exercise of the Warrants held by the Selling Stockholders on that date, without regard to any limitations on exercises. The third column lists the shares of Common Stock being offered by this prospectus by the Selling Stockholders consisting of the Primary Shares and the Warrant Shares.

In accordance with the terms of a registration rights agreement with the Selling Stockholders, this prospectus generally covers the resale of the sum of (i) the number of Primary Shares issued to the Selling Stockholders in the Offering described above and (ii) the maximum number of Warrant Shares issuable upon exercise of the related Warrants, determined as if the outstanding Warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the registration right agreement, without regard to any limitations on the exercise of the Warrants.  The fourth column assumes the sale of all of the shares offered by the Selling Stockholders pursuant to this prospectus.

Under the terms of the Warrants, a Selling Stockholder may not exercise any Warrants to the extent such exercise would cause such Selling Stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of Common Stock which would exceed 4.99% or 9.99%, as applicable, of our then outstanding Common Stock following such exercise, excluding for purposes of such determination shares of Common Stock issuable upon exercise of such Warrants which have not been exercised. The number of shares in the second and fourth columns do not reflect this limitation.  The Selling Stockholders may sell all, some or none of their shares in this offering.  See "Plan of Distribution."

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Name and Address of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering(1)(2)	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus(1)(2)	Number of Shares of Common Stock Owned After Offering(1)(2)
Alpha Capital Anstalt(3) Lettstrasse 32 9490 Vaduz Principality of Liechtenstein	362,318	362,318	0
Armistice Capital Master Fund Ltd.(4) c/o Armistice Capital, LLC 510 Madison Avenue, 7th Floor New York, NY 10022	4,347,828	4,347,828	0
Cavalry Fund I LP(5) 82 East Allendale Road, Suite 5B Saddle River, NJ 07458	362,320	362,320	0

Cavalry Special Ops Fund LLC(5) 82 East Allendale Road, Suite 5B Saddle River, NJ 07458	362,318	362,318	0

CVI Investments, Inc.(6) c/o Heights Capital Management, Inc. 101 California Street, Suite 3250 San Francisco, CA 94111	724,636	724,636	0

Intracoastal Capital, LLC(7) 245 Palm Trail Delray Beach, FL 33483	181,160	181,160	0

Iroquois Capital Investment Group LLC(8) 125 Park Avenue, 25th Floor New York, NY 10017	54,348	54,348	0

Iroquois Master Fund Ltd.(9) 125 Park Avenue, 25th Floor New York, NY 10017	126,812	126,812	0

Lind Global Fund II LP(10) 444 Madison Avenue, 41st Floor New York, NY 10022	724,638	724,638	0

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(1)	Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act.
(2)	Assumes the exercise of all Warrants for Warrants Shares covered by this registration statement.
(3)	Konrad Ackermann has sole voting and dispositive power over the securities held for the account of this selling stockholder.
(4)

The shares of common stock are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the "Master Fund"), and may be deemed to be indirectly beneficially owned by: (i) Armistice Capital, LLC ("Armistice Capital"), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital.  Armistice Capital and Steven Boyd disclaim beneficial ownership of the securities except to the extent of their respective pecuniary interests therein.  Certain of the shares of common stock are issuable only upon the exercise of warrants, which are subject to a beneficial ownership limitation that prohibits the Master Fund from exercising any portion of the warrants if such exercise would result in the Master Fund owning more than 4.99% of our outstanding common stock.

(5)

Thomas Walsh, manager of Cavalry Fund I LP, has sole voting and dispositive power over the securities held by Cavalry Fund I LP. Mr. Walsh, manager of Cavalry Special Ops Fund LLC, has sole voting and dispositive power over the securities held by Cavalry Special Ops Fund LLC.

(6)

Heights Capital Management, Inc., the authorized agent of CVI Investments, Inc. (“CVI”), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial owner of the shares. CVI is affiliated with one or more FINRA members, none of whom are currently expected to participate in the sale of shares pursuant to this prospectus. The selling stockholder’s address is c/o Heights Capital Management, 101 California St., Suite 3250, San Francisco, CA 94111.

(7)

Mitchell P. Kopin (“Mr. Kopin”) and Daniel B. Asher (“Mr. Asher”), each of whom are managers of Intracoastal Capital LLC (“Intracoastal”), have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the securities reported herein that are held by Intracoastal.

(8)

Richard Abbe is the managing member of Iroquois Capital Investment Group LLC. Mr. Abbe has voting control and investment discretion over securities held by Iroquois Capital Investment Group LLC. As such, Mr. Abbe may be deemed to be the beneficial owner (as determined under Section 13(d) of the Exchange Act) of the securities held by Iroquois Capital Investment Group LLC.

(9)

Iroquois Capital Management, LLC is the investment manager of Iroquois Master Fund, Ltd. Iroquois Capital Management, LLC has voting control and investment discretion over securities held by Iroquois Master Fund. As managing member of Iroquois Capital, Kimberly Page makes voting and investment decisions on behalf of Iroquois Capital Management, LLC in its capacity as investment manager to Iroquois Master Fund Ltd. As a result of the foregoing, Ms. Page may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the securities held by Iroquois Capital Management, LLC and Iroquois Master Fund.

(10)

Jeff Easton is the Managing Member of Lind Global Partners II, LLC, which is the General Partner of Lind Global Fund II LP, and in such capacity has the right to vote and dispose of the securities held by such entities. Mr. Easton disclaims beneficial ownership over the securities listed except to the extent of his pecuniary interest therein.

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DESCRIPTION OF OUR COMMON STOCK

The following is only a summary of the terms and conditions applicable to our Common Stock and it not intended to be complete. Our Company is a Delaware corporation and our Common Stock is subject to the provisions of our Certificate of Incorporation ("Certificate of Incorporation") and our Bylaws ("Bylaws").

Common Stock

The Company has fifty million (50,000,000) shares of common stock, $0.001 par value per share, authorized by its Certificate of Incorporation. The holders of the common stock of the Company shall be entitled at all meetings of stockholders to one vote for each share of such stock held by them. Cumulative voting is expressly prohibited by the Certificate of Incorporation. With respect to any matter, a quorum shall be present at a meeting of stockholders if the holders of a majority of the shares entitled to vote on that matter are represented at the meeting in person or by proxy.

Stockholders of the Company have no preemptive rights to acquire additional shares of common stock or other securities. The common stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation of the Company, the shares of common stock are entitled to share equally in corporate assets after satisfaction of all liabilities. Holders of common stock are entitled to receive such dividends as the Board of Directors may from time to time declare out of funds legally available for the payment of dividends. The Company has not paid a cash dividend on our common stock and does not anticipate doing so in the foreseeable future. The Company intends to retain earnings to fund future working capital requirements, infrastructure needs, growth, product development.

The Board of Directors has the authority to issue the authorized but unissued shares of common stock without action by the stockholders. Any future issuance of such shares would reduce the percentage ownership held by existing stockholders and might dilute the book value of their shares.

The shares of our common stock presently outstanding are fully paid and non-assessable, and any shares issued by us pursuant to this prospectus will be fully paid and non-assessable when issued. Our common stock trades on the NASDAQ Capital Market under the symbol “CLRO.”

Anti-Takeover Provisions

Certificate of Incorporation and Bylaws

Because our stockholders do not have cumulative voting rights, our stockholders holding a majority of the outstanding shares of Common Stock outstanding will be able to satisfy the quorum requirement and be able to elect all of our directors by a plurality of the voting power of the shares present in person or by proxy. Our Certificate of Incorporation and Bylaws provide that all stockholder actions must be effected at a duly called meeting of stockholders and not by written consent. A special meeting of stockholders may be called by a resolution adopted by a majority of our board, our chair of the board, our chief executive officer or the president in absence of the chief executive officer. Any power of the stockholders to call a special meeting is specifically denied by the terms of our Certificate of Incorporation.

These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of us. These provisions are also designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of deterring hostile takeovers or delaying changes in our control or management. As a consequence, these provisions also may inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts.

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Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the Delaware General Corporation Law (the “DGCL”), which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

●	Before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
●

Upon closing of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (i) persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●

On or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least sixty-six and two-third percent (66 2/3%) of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combination to include the following:

●	Any merger or consolidation involving the corporation and the interested stockholder;
●	Any sale, lease, exchange, mortgage, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;
●	Subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
●

Any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

●	The receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

NASDAQ Capital Market Listing

Our common stock is listed on the NASDAQ Capital Market under the trading symbol “CLRO.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Colonial Stock Transfer.

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PLAN OF DISTRIBUTION

Each Selling Stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the Nasdaq Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions.  These sales may be at fixed or negotiated prices.  A Selling Stockholder may use any one or more of the following methods when selling securities:

  ordinary brokerage transactions and transactions in which the broker‑dealer solicits purchasers;
  block trades in which the broker‑dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
  purchases by a broker‑dealer as principal and resale by the broker‑dealer for its account;
  an exchange distribution in accordance with the rules of the applicable exchange;
  privately negotiated transactions;
  settlement of short sales;
  in transactions through broker‑dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;
  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
  a combination of any such methods of sale; or
  any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker‑dealers engaged by the Selling Stockholders may arrange for other brokers‑dealers to participate in sales.  Broker‑dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker‑dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume.  The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities.  The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities.  The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

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We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect.  The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.  In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person.  We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

EXPERTS

The consolidated financial statements of ClearOne, Inc. incorporated in this prospectus by reference from ClearOne Inc.'s Annual Report on Form 10-K for the year ended December 31, 2020 were audited by Tanner LLC, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such consolidated statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon by Seyfarth Shaw LLP.

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PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS.

ITEM 14.       OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Set forth below is an estimate (except in the case of the registration fee) of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the offered securities registered hereby, other than underwriting discounts and commission, if any, incurred in connection with the sale of the offered securities. All such amounts will be borne by ClearOne, Inc.

SEC Registration Fee	$1,961
Accounting Fees and Expenses	10,000
Legal Fees and Expenses	55,000
Miscellaneous Fees and Expenses	6,000
$72,961

ITEM 15.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

We are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who were, are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnification may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with defending or settling such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) actually and reasonably incurred.

Our certificate of incorporation and bylaws provide for the indemnification of its directors and officers to the fullest extent permitted under the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

●     Breach of director’s duty of loyalty to the corporation or its stockholders.

●     Act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●     Unlawful payment of dividends or unlawful purchase or redemption of shares; or

●     Transaction from which the director derives an improper personal benefit;

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Our certificate of incorporation includes such a provision. Expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by us upon delivery to us of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if we shall ultimately be determined that such director or officer is not entitled to be indemnified by us.

Section 174 of the Delaware General Corporation Law provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held jointly and severally liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 16.      EXHIBITS.

See the Exhibit Index to this Registration Statement on Form S-3 which is incorporated herein by reference.

ITEM 17.      UNDERTAKINGS.

A.                                         The undersigned registrant hereby undertakes:

1.                                           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                         To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                                    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                                   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

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2.                                           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.                                           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.                                           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)                                       Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)                                 Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5.                                           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                                          Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)                                       Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)                                    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)                                   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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B.                                         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.                                         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Salt Lake City, Utah on this 24th day of September, 2021.

CLEARONE, INC.
(Registrant)

By:	/s/ Zeynep Hakimoglu
Zeynep Hakimoglu
President and Chief Executive Officer
(principal executive officer)

 KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Zeynep Hakimoglu, Narsi Narayanan, or any one of them, his or her attorneys-in-fact and agents, each with full power of substitution and re-substitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement on Form S-3 or a registration statement prepared in accordance with Rule 462 of the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection herewith or in connection with the registration of the offered securities under the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.

Date	Signatures
September 24, 2021	/s/ Zeynep Hakimoglu Zeynep Hakimoglu, Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)
September 24, 2021	/s/ Narsi Narayanan Narsi Narayanan, Senior Vice President of Finance (Principal Financial and Principal Accounting Officer)
September 24, 2021	/s/ Larry R. Hendricks Larry R. Hendricks, Director
September 24, 2021	/s/ Lisa Higley Lisa Higley, Director
September 24, 2021	/s/ Eric L. Robinson Eric L. Robinson, Director
September 24, 2021	/s/ Bruce Whaley Bruce Whaley, Director

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EXHIBIT INDEX

4.1

Description of Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934 (filed as Exhibit 4.1 to ClearOne, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2020 and incorporated herein by reference).

5.1	Opinion of Seyfarth Shaw LLP regarding the validity of the securities being issued.
23.1	Consent of Tanner LLC
23.2	Consent of Seyfarth Shaw LLP (included in exhibit 5.1).
24.1	Power of Attorney (included on signature page).

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